Schedule 10.1
                                                               -------------



                           MEREDITH CORPORATION 1996
                           RESTRICTED STOCK AGREEMENT



You have been selected to be a Participant in the Meredith Corporation 1996 Stock Incentive Plan (the "Plan"), as specified below:

     GRANTEE:  William T. Kerr
     DATE OF GRANT:   February 2, 1998
     NUMBER OF SHARES OF RESTRICTED STOCK GRANTED:   4,400

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Meredith Corporation, an Iowa corporation (the "Company") and the Grantee named above (the "Grantee"), covering one or more grants by the Company to the Grantee of shares of Restricted Stock under the Meredith Corporation 1996 Stock Incentive Plan.

     1. Grant of Shares. Pursuant to action of the Compensation Committee of the Board of Directors of the Company, and in consideration of valuable service heretofore rendered by the Grantee to the Company, the acquisition by Grantee of 22,000 shares of Company common stock between July 1, 1997, and December 31, 1997, (the "Acquired Shares") in addition to the 78,000 shares of Company common stock owned outright by Grantee on June 30, 1997, (the "Base Shares") and of the agreements hereinafter set forth, the Company hereby grants to the Grantee the shares of Restricted Stock set forth above, $1.00 par value, of the Company (the "Shares") subject to the terms and conditions of the Plan and this Agreement. With respect to the grant of Shares, the "Restrictions" (as defined in Section 2 below) shall be set forth in Section 2. The Shares shall be recorded in the books of the Company and the Company's transfer agent in the Grantee's name. The Grantee shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares. However, the Shares (and any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization, which securities shall be deemed to be "Shares" hereunder) shall be subject to all the Restrictions hereinafter set forth.

     2. Restrictions. Until and to the extent that the restrictions (the "Restrictions") imposed by this Section 2 have been met or have lapsed, the Shares shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in
Section 4 below. The Restrictions on the Shares shall lapse on February 1, 2003, provided that on that date Grantee has continuously held since the date of the grant of the Shares at least the number of shares of Company common stock equal to the sum of the number of Acquired Shares and the number of Base Shares.

     3. Death, Disability or Retirement. In the event of the death, Disability or Retirement (as those terms are defined in the Plan) of the Grantee prior to the time that Restrictions on the Shares have been met, Restrictions on such Shares shall lapse, and have no further effect, as of the date of death, Disability or Retirement.

     4. Forfeiture of Shares. In the event of (a) the termination of the Grantee's employment by the Company for any reason (including resignation or discharge with or without cause), other than death, Disability or Retirement, or (b) the failure of Grantee to have continuously held since the date of the grant of the shares at least the number of shares of Company common stock equal to the sum of the number of Acquired Shares and the number of Base Shares, then all of the Shares then subject to the Restrictions shall be forfeited, and transferred to the Company by the Grantee, without consideration to the Grantee or his/her executor, administrator, personal representative or heirs ("Representative").

     5. Delivery of Certificates. Certificates representing Shares as to which the Restrictions have lapsed, shall be issued in the name of the Grantee and delivered by the Company to the Grantee or his/her Representative.

     6. Withholding Taxes. The lapse of the Restrictions on any Shares pursuant to Sections 2 or 3 above shall be conditioned on the Grantee or his/her Representative having made appropriate arrangements with the Company to provide for the withholding of any taxes required to be withheld by Federal, State or local law in respect of such lapse.

     7. Notices. All notices hereunder shall be in writing and shall be deemed to be given when delivered in person or upon the second day after the same are deposited in the U.S. Mail, postage prepaid by certified mail, addressed as follows:

         To the Company:  Meredith Corporation
                          1716 Locust Street
                          Des Moines, Iowa  50309-3023
                          Attn:  Corporate Secretary

     To the Grantee or his/her Representative at the address of the Grantee at the time appearing in the employment records of the Company as follows:

                          William T. Kerr
                          300 Walnut #2405
                          Des Moines, IA 50309

or at such other address as either party may designate by notice given to the other in accordance with these provisions.

     8. Term of Agreement. This Agreement shall terminate on (a) the date the Restricted Shares are forfeited pursuant to Section 4, or (b) the date the Restrictions have been satisfied.

     9. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Grantee and his or her Representative.

    10. Continuation of Employment. This Agreement shall not confer upon Grantee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.

    11.  Miscellaneous.

        (a) This Agreement and the rights of Grantee hereunder are subject to all the terms and conditions (including Shareholder approval) of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.

        It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Grantee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan document.

        (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Grantee's rights under this Agreement.

        (c) Grantee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities law in exercising Grantee's rights under this Agreement.

        (d) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

        (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (f) To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Iowa.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

                               MEREDITH CORPORATION

                               By:      /s/ Thomas L. Slaughter
                                    --------------------------------
                                          Thomas L. Slaughter
                                    Vice President - General Counsel
                                             and Secretary

Grantee:     /s/ William T. Kerr
          -------------------------
               William T. Kerr

Social Security number:   ###-##-####